UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2008

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-19118 (Commission File Number)	74-2584033 (IRS Employer Identification No.)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. Transfer of Listing On July 1, 2008, Abraxas Petroleum Corporation received a letter from the NASDAQ Stock Market LLC (“Nasdaq”) approving the Company’s application to list its common stock on The NASDAQ Global Market. On July 14, 2008, the Board of Directors of Abraxas approved the listing of Abraxas’ common stock on Nasdaq and withdrawal from The American Stock Exchange LLC (“Amex”). Abraxas provided Amex written notice of Abraxas’ intention to withdraw the listing of its common stock from Amex on July 14, 2008. Abraxas expects that its common stock will begin trading on The NASDAQ Global Market under the symbol “AXAS” on July 25, 2008. Abraxas’ common stock will continue to trade on Amex until the market close on July 25, 2008. A copy of the press release announcing the delisting of Abraxas’ common stock from Amex and the listing of Abraxas’ common stock on The NASDAQ Global Market is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description
99.1	Press Release issued by Abraxas Petroleum Corporation on July 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abraxas Petroleum Corporation

By:	/s/ Chris E. Williford

Chris E. Williford, Executive Vice President,

Chief Financial Officer and Treasurer

Dated: July 14, 2008